UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 12, 2009

OPLINK COMMUNICATIONS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-31581	77-0411346
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

46335 Landing Parkway, Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-933-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2009, the Compensation Committee of the Board of Directors of Oplink Communications, Inc. ("Oplink") granted a total of 463,777 Restricted Stock Units ("RSUs") to Oplink employees, including executive officers, under Oplink’s 2000 Equity Incentive Plan. Each RSU represents the right to receive one share of Oplink common stock when the RSU vests. Each RSU award will vest as follows: fifty percent (50%) of the award will vest on August 12, 2011, an additional twenty-five percent (25%) of the award will vest on August 12, 2012, and the remaining twenty-five percent (25%) of the award will vest on August 12, 2013, in each case provided that the employee remains in service with Oplink as of the vesting date. Oplink’s executive officers received the following RSU awards:

Joseph Y. Liu, President and Chief Executive Officer, 100,000 RSUs;
Shirley Yin, Chief Financial Officer, 40,000 RSUs;
Peter Lee, Chief Operating Officer, 30,000 RSUs;
River Gong, Senior Vice President, Worldwide Sales, 20,000 RSUs; and
Stephen M. Welles, Vice President and General Counsel, 10,000 RSUs.

The Compensation Committee also approved a form of Restricted Stock Unit agreement, which is included as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits.

10.1 Notice of Grant of Restricted Stock Units under 2000 Equity Incentive Plan and Terms and Conditions of Restricted Stock Unit Grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPLINK COMMUNICATIONS, INC.

August 18, 2009	By:	/s/ Stephen M. Welles

Name: Stephen M. Welles
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Notice of Grant of Restricted Stock Units under 2000 Equity Incentive Plan and Terms and Conditions of Restricted Stock Unit Grant